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Lazydays Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Tampa, FL (March 21, 2019) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) announced financial results for the fourth quarter and fiscal year ended December 31, 2018.

Fourth Quarter Financial Results and Highlights:

●	On December 6, 2018, Lazydays closed on the acquisition of Tennessee RV Supercenter near Knoxville, Tennessee. The Company had announced on October 23, 2018 that it had entered into an agreement to acquire Tennessee RV Supercenter. The dealership is now known as Lazydays of Knoxville.

●	Subsequent to the end of the fourth quarter, on March 11, 2019, Lazydays announced that it will open a dealership in Nashville, Tennessee, and has signed a dealership agreement for the Nashville market with Grand Design RV, one of the most respected and fastest growing RV brands in the RV industry. Lazydays anticipates opening its Nashville dealership in late 2019 or early 2020, after it builds out its new dealership. In the meantime, the Company will serve the Nashville market through its Lazydays of Knoxville dealership.

●	Revenues for the fourth quarter were $125.9 million; down $10.7 million, or 7.8%, versus 2017. Revenue from sales of recreational vehicles was $110.1 million for the quarter, down $11.9 million, or 9.7%. RV unit sales excluding wholesale units, were 1,334 for the quarter, down 145 units, or 9.8% versus 2017. The decline in the sale of recreational vehicles for the quarter was offset by an increase in parts, accessories, and related services revenues of $0.9 million and an increase in finance and insurance (“F&I”) revenues of $0.3 million.

●	Our gross profit, excluding last-in first-out (“LIFO”) adjustments, was $27.3 million, down $1.1 million versus 2017. Gross margin excluding LIFO adjustments improved between the two periods, from 20.8% in 2017 to 21.7% in 2018, primarily driven by improved new vehicle margins and improved F&I revenues per vehicle sold. Gross profit for the quarter including LIFO adjustments was $26.9 million; up $4.0 million, or 17.3%. This gross profit improvement was impacted by a $5.1 million net change related to LIFO adjustments in the two periods;

●	Excluding transaction costs, stock-based compensation, and depreciation and amortization, selling, general and administrative expense (“SG&A”) for the quarter was $21.7 million, down $1.8 million compared to the prior year. This decrease is attributable to reduced performance and incentive compensation and other personnel costs more than offsetting the additional overhead expenses contributed by the recently acquired Minnesota and Tennessee locations. Stock-based compensation and depreciation and amortization increased $2.5 million and $1.1 million, respectively, compared to the prior year. These non-cash expense increases stemmed from the March 2018 merger between Andina Acquisition Corp. II and Lazy Days’ R.V. Center, Inc., which included options issued to management and increases in tangible and intangible asset valuations.

●	Adjusted EBITDA, a non-GAAP financial measure, was $4.6 million for the quarter, up $0.6 million, compared to 2017. This was primarily driven by improved gross margins and overhead expenses offsetting the decline in overall revenue.

●	As of December 31, 2018, cash was $26.6 million, down $10.8 million from September 30, 2018. The decrease in cash was primarily driven by a $9.0 million cash payment associated with the Tennessee RV Supercenter acquisition, along with a $1.2 million cash dividend paid to Preferred Shareholders in October 2018.

“Given the difficult industry conditions in the fourth quarter, we are pleased with our performance during the quarter,” stated Mr. William Murnane, Chairman and Chief Executive Officer of Lazydays. “We are also excited to have continued our geographic expansion by closing on our acquisition in Knoxville, Tennessee. Our Minnesota and Tennessee dealerships contributed little to fourth quarter sales and are not expected to contribute much in the first quarter of 2019 given the seasonality of these locations. However, these two new locations should have a much more meaningful impact on Q2 and Q3 in 2019. Moreover, these dealerships along with our planned greenfield dealership in Nashville, expands Lazydays’ footprint into new fast-growing markets and diversifies our revenue base geographically.”

2018 Fiscal Year Financial Results and Highlights:

●	Revenues for the fiscal year 2018 were $608.2 million; down $6.6 million, or 1.1%, versus 2017. Revenue from sales of recreational vehicles was $538.1 million for the year, down $8.3 million, or 1.5%. RV unit sales excluding wholesale units, were 7,296 for the year, down 92 units, or 1.2%.

●	Our gross profit, excluding LIFO adjustments, was $133.1 million, up $2.2 million versus 2017. Gross margin excluding LIFO adjustments improved between the two periods, from 21.3% in 2017 to 21.9% in 2018, primarily driven by improved new vehicle margins and improved F&I revenues per vehicle sold. Gross profit for the year including LIFO adjustments was $131.7 million; up $4.6 million, or 3.6%. This gross profit improvement was impacted by a $2.3 million net change related to LIFO adjustments in the two periods.

●	Excluding transaction costs, stock-based compensation, and depreciation and amortization, SG&A for the year was $96.8 million, up $0.5 million compared to the prior year, this is attributable to the additional overhead expenses contributed by the recently acquired Minnesota and Tennessee locations, partially offset by reduced personnel and other overhead expenses across the Company. Stock-based compensation and depreciation and amortization increased $8.3 million and $3.4 million, respectively, compared to the prior year. These non-cash expense increases stemmed from the March 2018 merger between Andina Acquisition Corp. II and Lazy Days’ R.V. Center, Inc., which included options issued to management and increases in tangible and intangible asset valuations.

●	Adjusted EBITDA, a non-GAAP financial measure, was $32.4 million for the year, up $1.1 million compared to 2017. This was primarily driven by improved gross margins which were partially offset by the decline in revenue and units sold. Adjusted EBITDA Margin as a percentage of revenue increased slightly for the year to 5.3% compared to 5.1% in 2017.

Conference Call Information:

The Company has scheduled a conference call at 10:00AM Eastern Time on March 21, 2019 that will also be broadcast live over the internet. The call can be accessed as follows:

Via phone by dialing 1-844-343-9114 for domestic callers and 1-647-689-5132 for international callers. Please dial in and request Lazydays Holdings, Inc. Fourth Quarter and Year End 2018 Financial Results Conference Call; also via webcast by clicking the link.

A live audio webcast of the conference call will be available online at https://www.lazydays.com/investor-relations.

A telephonic replay of the conference call will be available until March 28, 2019 and may be accessed by calling 1-800-585-8367 or 1-416-621-4642 with a conference ID number of 8045514. The webcast will be archived in the Investor Relations section of the Company’s website.

ABOUT LAZYDAYS RV

Lazydays, The RV Authority®, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays also has dealerships located in Tucson, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee, and Loveland and Denver, Colorado. Offering the nation’s largest selection of leading RV brands, Lazydays features nearly 3,000 new and pre-owned RVs, 400 service bays and two on-site campgrounds with over 700 RV campsites. Lazydays also has rental fleets in Florida and Colorado. In addition, Lazydays RV Accessories & More™ stores offer thousands of accessories and hard-to-find parts at dealership locations.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays consistently provides the best RV purchase, service, rental and ownership experience, which is why more than a half-million RVers and their families visit Lazydays every year, making it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.” Additional information can be found here.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for its Minnesota and Tennessee dealerships, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Note on Presentation

For the three months ended December 31, 2018, the financial information presented represents the operating results of Lazydays Holdings, Inc. (labeled as “Successor” in the accompanying tables). For the three months ended December 31, 2017, the financial information presented represents the operating results of Lazy Days’ R.V. Center, Inc. (labeled as “Predecessor” in the accompanying tables). For the fiscal year ended December 31, 2018, the financial information presented represents the combined operating results of Lazydays Holdings, Inc. for the period from March 15, 2018 to December 31, 2018 with the operating results of Lazy Days’ R.V. Center, Inc. for the period from January 1, 2018 to March 14, 2018. For the fiscal year ended December 31, 2017, the financial information presented represents the operating results of Lazy Days’ R.V. Center, Inc.

Results of Operations for the Fourth Quarter (Unaudited) and Year Ended 2018 and 2017

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands)

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues
New and pre-owned vehicles	$110,142	$122,016	$538,129	$546,385
Other	15,711	14,525	70,065	68,453
Total revenue	125,853	136,541	608,194	614,838
Cost of revenues (excluding depreciation and amortization)
New and pre-owned vehicles (including adjustments to the LIFO reserve of $392, $5,484, $1,424, and $3,772, respectively)	94,412	109,822	460,587	472,318
Other	4,541	3,781	15,941	15,383
Total cost of revenues (excluding depreciation and amortization)	98,953	113,603	476,528	487,701

Gross profit (excluding depreciation and amortization)	26,900	22,938	131,666	127,137

Transaction costs	160	1,809	3,898	2,313
Depreciation and amortization expense	2,580	1,455	9,416	6,030
Stock-based compensation expense	2,632	85	8,758	497
Selling, general, and administrative expenses	21,746	23,543	96,824	96,256
(Loss) income from operations	(218)	(3,954)	12,770	22,041
Other income/expenses
Gain on sale of property and equipment	-	73	2	98
Interest expense	(2,655)	(2,042)	(10,020)	(8,752)
Total other expense	(2,655)	(1,969)	(10,018)	(8,654)
(Loss) income before income tax expense	(2,873)	(5,923)	2,752	13,387
Income tax benefit (expense)	448	2,342	(3,036)	(5,085)
Net (loss) income	$(2,425)	$(3,581)	$(284)	$8,302

Balance Sheets as of December 31, 2018 and December 31, 2017

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands except for share and per share data)

	Successor	Predecessor
	As of	As of
	December 31, 2018	December 31, 2017

ASSETS
Current assets
Cash	$26,603	$13,292
Receivables, net of allowance for doubtful accounts of $687 and $1,013 at December 31, 2018 and 2017, respectively	16,967	19,911
Inventories	167,378	114,170
Income tax receivable	2,630	-
Prepaid expenses and other	3,166	2,062
Total current assets	216,744	149,435

Property and equipment, net	78,043	45,669
Goodwill	36,762	25,216
Intangible assets, net	70,189	25,862
Deferred tax asset	-	144
Other assets	358	219
Total assets	$402,096	$246,545

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, CONTINUED

(Dollar amounts in thousands except for share and per share data)

	Successor	Predecessor
	As of	As of
	December 31, 2018	December 31, 2017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$22,599	$25,181
Income tax payable	-	1,536
Dividends payable	1,210	-
Floor plan notes payable, net of debt discount	143,469	104,976
Contingent liability, current portion	-	667
Financing liability, current portion	714	595
Long-term debt, current portion	4,408	1,870
Total current liabilities	172,400	134,825

Long term liabilities
Financing liability, non-current portion, net of debt discount	60,533	53,680
Long term debt, non-current portion, net of debt discount	19,013	7,207
Deferred tax liability	18,717	-
Total liabilities	270,663	195,712

Commitments and Contingencies

Series A Convertible Preferred stock; 600,000 shares, designated, issued, and outstanding as of December 31, 2018; liquidation preference of $61,210 as of December 31, 2018	54,983	-

Stockholders’ Equity

Successor:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,471,608 shares issued and outstanding at December 31, 2018
	-	-
Additional paid-in capital	80,606	-
Accumulated deficit	(4,156)	-

Predecessor:
Preferred stock, $0.001 par value 150,000 shares authorized:
Senior Preferred stock, convertible and 8% cumulative dividend; 10,000 shares designated; -0- issued and outstanding; liquidation preference $0 at December 31, 2017	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized; 3,333,331 shares issued and 3,333,166 shares outstanding at December 31, 2017	-	3
Additional paid-in capital	-	49,756
Treasury stock, 165 shares, at cost	-	(11)
Retained earnings	-	1,085
Total stockholders’ equity	76,450	50,833
Total liabilities and stockholders’ equity	$402,096	$246,545

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are useful measures of performance as they reflect certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe that these supplemental measures are commonly used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP measures provide expanded insight of the underlying operating results and trends and overall understanding of our financial performance and prospects for the future. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our use of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to other companies within the industry due to different methods of calculation. We compensate for these limitations by using each of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. We may incur expenses in the future that are the same or similar to some of those adjusted in this presentation.

EBITDA is defined as net (loss) income excluding depreciation and amortization of property and equipment, interest expense, net, amortization of intangible assets, and income tax expense.

Adjusted EBITDA is defined as net (loss) income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one time charges, and gain on sale of property and equipment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Reconciliations from Net (Loss) Income per the Consolidated Statements of Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the three months and year ended December 31, 2018 and 2017 are shown in the tables below.

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

EBITDA and Adjusted EBITDA
Net (loss) income	$(2,425)	$(3,581)	$(284)	$8,302
Interest expense, net	2,655	2,042	10,020	8,752
Depreciation and amortization of property and equipment	1,713	1,270	6,641	5,286
Amortization of intangible assets	867	185	2,775	744
Income tax (benefit) expense	(448)	(2,342)	3,036	5,085
Subtotal EBITDA	2,362	(2,426)	22,188	28,169
Floor plan interest	(1,215)	(893)	(4,265)	(3,739)
LIFO adjustment	392	5,484	1,424	3,772
Transaction costs	160	1,809	3,898	2,313
Gain on sale of property and equipment	-	(73)	(2)	(98)
Severance costs/Other	274	-	353	325
Stock-based compensation	2,632	85	8,758	497
Adjusted EBITDA	$4,605	$3,986	$32,354	$31,239

	Successor	Predecessor	Combined Successor and Predecessor	Predecessor
	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

EBITDA margin and Adjusted EBITDA Margin
Net (loss) income margin	-1.9%	-2.6%	0.0%	1.4%
Interest expense, net	2.1%	1.5%	1.6%	1.4%
Depreciation and amortization of property and equipment	1.4%	0.9%	1.1%	0.9%
Amortization of intangible assets	0.7%	0.1%	0.5%	0.1%
Income tax (benefit) expense	-0.4%	-1.7%	0.5%	0.8%
Subtotal EBITDA margin	1.9%	-1.8%	3.6%	4.6%
Floor plan interest	-1.0%	-0.7%	-0.7%	-0.6%
LIFO adjustment	0.3%	4.0%	0.2%	0.6%
Transaction costs	0.1%	1.3%	0.6%	0.4%
Gain on sale of property and equipment	0.0%	-0.1%	0.0%	0.0%
Severance costs/Other	0.2%	0.0%	0.1%	0.1%
Stock-based compensation	2.1%	0.1%	1.4%	0.1%
Adjusted EBITDA Margin	3.7%	2.9%	5.3%	5.1%

Note: Figures in the table may not recalculate exactly due to rounding.

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